EXHIBIT 10.23

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This FIRST AMENDMENT (this “Amendment”) to the Convertible Promissory Note dated September 9, 2016 (the “Promissory Note”).

WHEREAS, the Borrower and the Payee are parties to a Loan Agreement dated September 9, 2016 (the “Loan Agreement”);

WHEREAS, pursuant to the Loan Agreement the Borrower delivered the Promissory Note in the aggregate principal amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) which was due and payable on December 31, 2017 (the “Maturity Date”).

WHEREAS, the Loan Agreement was amended by Agreement dated January 29, 2018 (the “First Loan Agreement Amendment”) so as to extend the maturity date to December 31, 2019 and pursuant to which the Borrower agreed to deliver this Amendment.

TERMS AND CONDITIONS OF THIS AMENDMENT

1. AMENDMENT. The Promissory Note is hereby amended as follows:

The third paragraph of the Promissory Note is deleted in its entirety and the following substituted in lieu thereof:

“The entire balance, interest and principal, will be payable on December 31, 2019 (the “Maturity Date”).”

2. EFFECTIVE DATE. The effective date of this Amendment shall be December 31, 2017.

3. CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Loan Agreement and the Promissory Note, as the case may be. The terms of this Amendment amend and modify the Promissory Note. If there is any conflict between the terms, conditions and obligations of this Amendment and the Promissory Notes, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Promissory Note not specifically modified by this Amendment are preserved and remain full force and effect.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

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